UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 9, 2021
INPIXON
(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 702-2167

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

              If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	INPX	The Nasdaq Capital Market

Item 1.01    Entry into a Material Definitive Agreement.
Sysorex Securities Settlement Agreement
On April 14, 2021, Inpixon (the “Company”) entered into a Securities Settlement Agreement (the “SSA”) and a Rights Letter Agreement (the “RLA”), each with Sysorex, Inc., a Nevada corporation (“Sysorex”), whereby Sysorex agreed to satisfy in full its outstanding debt, in the aggregate amount of $9,088,175.97 as of March 31, 2021, owed to the Company under that certain secured promissory note, originally dated December 31, 2018, as amended from time to time, and in connection with that certain settlement agreement, dated February 20, 2019, by and among the Company, Sysorex and Atlas Technology Group, LLC (the “Debt Settlement”). To effect the Debt Settlement, Sysorex agreed to issue to the Company (i) pursuant to the terms of the SSA, 12,972,189 shares of its common stock, $0.00001 par value per share, and (ii) rights to acquire 3,000,000 additional shares of its common stock pursuant to the terms of the RLA. The Debt Settlement was entered into in connection with Sysorex’s closing of a reverse triangular merger with TTM Digital Assets & Technologies, Inc.

The SSA includes representations, warranties and covenants made by the parties that are customary for agreements of this type. In addition, under the RLA, the Company is subject to a beneficial ownership limitation that states that in no event will the Company be issued that number of shares which would result in the Company’s beneficial ownership in Sysorex exceeding 9.99%.

In connection with the Debt Settlement, the Company also entered into a Registration Rights Agreement, dated as of April 14, 2021 (the “RRA”), with Sysorex and certain other shareholders of Sysorex (the “Holders”). Pursuant to the terms of the RRA, Sysorex must, subject to certain limitations, register the resale of the shares of common stock held by the Company and the Holders, with the U.S. Securities and Exchange Commission (the “SEC”), during the period that begins on the 90th day following April 14, 2021. In the event Sysorex fails to register such shares within that timeframe, or otherwise fails to meet its obligations under the RRA, then, subject to certain limitations, the Company and the Holders may be entitled to receive from Sysorex an amount in cash equal to the product of 1.5% multiplied by the value of their shares (as set forth in the RRA), which amount is payable each month for so long as the failure continues.

Also, under the RRA, if Sysorex determines to prepare and file with the SEC a registration statement relating to an offering of any of its equity securities, for its own account or the account of others, then the Company and the Holders will have the right, subject to certain limitations, to require Sysorex to include in such registration statement all or any part of the shares of common stock held by them.

Nadir Ali, the Company’s Chief Executive Officer and a member of the Company’s board of directors, is also a director of Sysorex, although Mr. Ali expects to resign as a director of Sysorex within thirty (30) days of April 14, 2021. In addition, Nadir Ali entered into a consulting agreement with Sysorex, pursuant to which he agreed to provide certain business services specified in the agreement for the benefit of Sysorex in exchange for shares of Sysorex’s common stock.

The foregoing descriptions of the SSA, RLA and RRA do not purport to be a complete descriptions of the rights and obligations of the parties thereunder and are qualified in their entirety by reference to the full text of the SSA, RLA and the form of RRA, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.
Closing of the Game Your Game Acquisition

On April 9, 2021 (the “Closing Date”), the Company acquired (the “Acquisition”) 522,000 shares of common stock (the “Purchased Shares”) of Game Your Game, Inc., a Delaware corporation (“GYG”), which represent 52.2% of the outstanding shares of common stock of GYG on a fully diluted basis, pursuant to that certain Stock Purchase Agreement, dated as of March 25, 2021 (the “Purchase Agreement”), with GYG, Rick Clemmer (“Clemmer”) and Martin Manniche (“Manniche,” and, together with Clemmer, the “Sellers”). GYG’s business consists of developing and providing solutions using sports data and analytics.

At the closing of the Acquisition, the Company acquired the Purchased Shares from GYG and the Sellers as follows: (i) GYG issued 283,473 Purchased Shares to the Company, and in exchange, the Company paid GYG $1,666,932 in cash, and (ii) the Sellers sold an aggregate of 238,527 Purchased Shares to the Company, and in exchange, the Company issued an aggregate of 1,179,077 shares of its common stock, par value $0.001 per share (the “Buyer Shares”), to the Sellers. The Company issued the Buyer Shares in reliance upon an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). In addition, at the closing, Nadir Ali, the Company’s Chief Executive Officer and member of the Company’s board of directors, was appointed as the sole member of GYG’s board of directors.

In connection with the closing of the Acquisition, the Company entered into a Stockholders’ Agreement, dated as of the Closing Date (the “Stockholders’ Agreement”), with GYG and certain other stockholders of GYG, including the Sellers and the stockholders identified on Exhibit A of the Stockholders’ Agreement (collectively, the “Minority Stockholders”). Pursuant to the terms of the Stockholders’ Agreement, the Minority Stockholders agreed to vote their shares to (i) ensure that GYG’s board of directors is comprised of one director and (ii) elect the person the Company designates from time to time to serve as GYG’s sole director.

The Stockholders’ Agreement imposes certain transfer restrictions on the Minority Stockholders, with limited exceptions for Minority Stockholders other than the Sellers. In addition, under the Stockholders’ Agreement, the Company has a right of first refusal in the event a Minority Stockholder wants to transfer shares to a third party, as well as customary drag-along rights in the event a third party offers to purchase all of GYG’s outstanding capital stock.

The Stockholders’ Agreement also grants the Company an option (the “Purchase Option”) to purchase all of the remaining outstanding capital stock, on a fully diluted basis, of GYG (the “Remaining Shares”). The Purchase Option is exercisable by the Company at any time prior to the 3rd anniversary of the Closing Date. Upon exercise of the Purchase Option, the Company will be entitled to purchase the Remaining Shares for an aggregate purchase price of $7,170,000, subject to a downward adjustment if GYG is unable to achieve certain financial-based performance targets during a specified period of time.

The foregoing description of the Purchase Agreement and the Stockholders’ Agreement does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Purchase Agreement, which was filed with the SEC as Exhibit 2.23 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and the Stockholders’ Agreement, which is attached hereto as Exhibit 10.4 to this Current Report on Form 8-K, and are incorporated herein by reference.
Item 3.02    Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K, to the extent required by this Item 3.02, is incorporated herein by reference.The issuance of the Buyer Shares to the Sellers was not registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) thereof.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description

2.1*
Stock Purchase Agreement, dated as of March 25, 2021, among Inpixon, Game Your Game, Inc., Rick Clemmer and Martin Manniche (Filed as Exhibit 2.23 to the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2021 and incorporated herein by reference).

10.1	Securities Settlement Agreement, dated as of April 14, 2021, by and between Sysorex, Inc. and Inpixon.
10.2	Right to Shares Letter Agreement, dated as of April 14, 2021, by and between Sysorex, Inc. and Inpixon.
10.3	Form of Registration Rights Agreement, dated as of April 14, 2021 by and among Sysorex, Inc. and the parties to the Securities Subscription Agreement and certain other parties.
10.4**	Stockholders’ Agreement, dated as of April 9, 2021, among Inpixon, Game Your Game, Inc. and the Minority Stockholders.
* Schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of such omitted materials supplementally upon request by the SEC.

** Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain information contained in this exhibit has been omitted by means of redacting a portion of the text and replacing it with [***], because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including the future exercise of the Purchase Option and the time frame in which this will occur. Statements regarding future events are based on the parties’ current expectations and are necessarily subject to associated risks related to, among other things, the Company’s determination as to if and when to to exercise the Purchase Option and other general economic conditions. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: April 14, 2021	By:	/s/ Nadir Ali
Name: Nadir Ali Title: Chief Executive Officer
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